Exhibit 99.1

          FOR IMMEDIATE RELEASE - AMENDED AND RESTATED PRESS RELEASE

For:  GeoResources, Inc.                  Contact:    Cathy Kruse
      P. O. Box 1505                      Telephone:  (701) 572-2020
      Williston, ND  58802                ir@geoi.net


                   GEORESOURCES, INC. 2002 EARNINGS UP 116%

Williston, ND, April 4, 2003 - GeoResources, Inc. (Nasdaq: GEOI) today reported 2002 net income increased 116% to $91,000 or $0.02 per share on revenue of $3,849,000 compared to 2001 net income of $42,000 or $0.01 per share on revenue of $3,978,000. Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the year was $890,000, a 2% increase from the prior year. (1)

For the fourth quarter, the company reported net income of $126,000 or $0.03 per share on revenue of $1,128,000 versus a net loss of $339,000 or $0.09 per share on revenue of $701,000 in the fourth quarter of 2001. EBITDA for the quarter was $258,000. (1)

GeoResources' production declined 6% in 2002 to 142,197 net BOE due to normal production declines that were not offset by new drilling. Total proved oil and gas reserves increased to 2,557,000 BOE at year-end 2002 versus 2,156,000 BOE at year-end 2001. The increase was primarily attributable to higher year-end commodity prices.

J.P. Vickers, GeoResources President said, "Our improved 2002 financial performance resulted from higher commodity prices and lower lease operating expenses. We reduced our lease operating expense per barrel almost 7%, a significant accomplishment. Our decision to form a drilling subsidiary looks encouraging. The drilling business generated operating income in its first year and gave us access to equipment to drill for our own account. We will use Western Star's Rig E25 to also drill our second well for 2003 and expect to drill at least two more before the end of the year."

On March 24, 2003, the Company finished drilling the SSMU C-101X, a development well in the Company's South Starbuck Madison Unit. It is the fifth production well in the unit and appears productive from the Madison interval at approximately 3,300 feet. The drilling rig has been moved to a new location to begin drilling an exploratory well, the Boll 1-26. GeoResources' working interest in both wells is approximately 100%.

This press release amends and restates the Company's earnings press release of April 3, 2003, by adding the EBITDA information contained in the footnote below.


(1) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluating us. Our measure of EBITDA may not be the same as similar measures described by other companies. EBITDA is calculated as follows:

                                      Quarter Ended          Year Ended
                                    December 31, 2002     December 31, 2002

Net Income                          $   126,000.00        $    91,000.00
Add back:
  Interest expense                       29,000.00             96,000.00
  Income tax expense                     49,000.00              6,000.00
  Depreciation and amortization          54,000.00            697,000.00
                                    --------------        --------------
EBITDA                              $   258,000.00        $   890,000.00
                                    ==============        ==============

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2002, for meaningful cautionary language disclosure.

                                  ###########



                     GEORESOURCES, INC., AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 2002 AND 2001



                                    ASSETS

CURRENT ASSETS:                                   2002            2001
                                              ------------    ------------
  Cash and equivalents                        $    329,302    $    191,328
  Trade receivables, net                           821,459         626,359
  Inventories                                      207,998         196,858
  Income tax receivable                             50,192          23,000
  Prepaid expenses                                  28,326          25,155
                                              ------------    ------------
          Total current assets                   1,437,277       1,062,700
                                              ------------    ------------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Oil and gas properties, using the full
   cost method of accounting:
    Properties being amortized                  22,636,316      21,594,355
    Properties not subject to amortization         251,714         239,067
  Drilling rig and equipment                     1,077,551         968,064
  Leonardite plant and equipment                 3,262,200       3,244,605
  Other                                            757,431         759,742
                                              ------------    ------------
                                                27,985,212      26,805,833
  Less accumulated depreciation, depletion,
   amortization and impairment                 (20,386,789)    (19,689,932)
                                              ------------    ------------
          Net property, plant and equipment      7,598,423       7,115,901
                                              ------------    ------------

OTHER ASSETS                                        12,500          23,118
                                              ------------    ------------

TOTAL ASSETS                                  $  9,048,200    $  8,201,719
                                              ============    ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                            $    659,282    $    938,807
  Accrued expenses                                 335,219         222,675
  Current maturities of long-term debt             132,260         125,000
                                              ------------    ------------
          Total current liabilities              1,126,761       1,286,482

LONG-TERM DEBT, less current maturities          1,910,228       1,035,228
DEFERRED INCOME TAXES                              395,000         344,000
                                              ------------    ------------
          Total liabilities                      3,431,989       2,665,710
                                              ------------    ------------
CONTINGENCIES (NOTE H)

STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 per share;
   authorized 10,000,000 shares; issued
   and outstanding, 3,787,477 and
   3,794,227 shares, respectively                   37,875          37,942
  Additional paid-in capital                       384,185         395,290
  Retained earnings                              5,194,151       5,102,777
                                              ------------    ------------
          Total stockholders' equity             5,616,211       5,536,009
                                              ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $  9,048,200    $  8,201,719
                                              ============    ============

                 The accompanying notes are an integral part of these consolidated financial statements.



                     GEORESOURCES, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000


                                      2002            2001            2000
                                  ------------    ------------    ------------
OPERATING REVENUE:
  Oil and gas                     $  2,980,228    $  3,064,135    $  4,436,278
  Leonardite                           588,019         913,568         675,928
  Drilling                             280,538              --              --
                                  ------------    ------------    ------------
                                     3,848,785       3,977,703       5,112,206
                                  ------------    ------------    ------------

OPERATING COSTS AND EXPENSES:
  Oil and gas production             1,619,049       1,856,159       1,659,260
  Cost of leonardite sold              587,651         824,296         668,849
  Drilling costs                       237,729              --             --
  Depreciation, depletion
   and amortization                    696,857         744,742         674,020
  Selling, general and
   administrative                      545,368         471,517         405,622
                                  ------------    ------------    ------------
                                     3,686,654       3,896,714       3,407,751
                                  ------------    ------------    ------------
      Operating income                 162,131          80,989       1,704,455
                                  ------------    ------------    ------------

OTHER INCOME (EXPENSE):
  Interest expense                     (95,635)        (44,834)       (140,696)
  Interest income                       11,635          20,294          24,408
  Other income and losses, net          18,955          22,369          19,630
                                  ------------    ------------    ------------
                                       (65,045)         (2,171)        (96,658)
                                  ------------    ------------    ------------
      Income before income taxes        97,086          78,818       1,607,797

INCOME TAX EXPENSE                      (5,712)        (37,000)       (193,000)
                                  ------------    ------------    ------------
      Net income                  $     91,374    $     41,818    $  1,414,797
                                  ============    ============    ============
EARNINGS PER SHARE:

      Net income, basic
       and diluted                $        .02    $        .01    $        .36
                                  ============    ============    ============

  Weighted average number of
   shares outstanding                3,787,750       3,846,176       3,958,204

  Dilutive potential shares -
   Stock options                            --              --              --
                                  ------------    ------------    ------------
  Adjusted weighted
   average shares                    3,787,750       3,846,176       3,958,204
                                  ============    ============    ============

                 The accompanying notes are an integral part of these consolidated financial statements.